UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          FORM 8-K

                       Current Report
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011
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               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

Delaware              000-27503             22-1734088
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(State or other  (Commission File Number)   (IRS Employer
jurisdiction                              Identification No.)
of incorporation)



            44 Hunt Street, Watertown, MA 02472
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          (Address of principal executive offices)


                       (617)-668-6855
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    (Registrant's telephone number, including area code)


                      Not Applicable
       ______________________________________________
(Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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  Item 5.02 Departure of Directors or Certain Officers; Election of
  Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  With respect to Dr. Gerald Entine's previously announced retirement as President of Dynasil's RMD Research subsidiary, on November 22, 2011 Dynasil and Dr. Entine entered into a separation agreement pursuant to which Dr. Entine's employment with Dynasil will terminate effective November 30, 2011. In exchange for severance pay equal to Dr. Entine's current annual base salary of $325,000 and the continuation of health and dental benefits for one year, Dr. Entine has agreed to certain non-compete and non-solicitation covenants expiring on December 31, 2012 and a standstill agreement expiring on September 30, 2012. In addition, Dr. Entine has agreed to cause his real estate company, which serves as Dynasil's landlord with respect to its offices in Watertown, Massachusetts, to contribute $52,000 in cash and $75,000 in rental credits to Dynasil for certain lease improvements. Dr. Entine will remain a director of the Company until the completion of his current term at the Annual Meeting of Stockholders in February of 2012, at which time Dr. Entine will retire from the Board of Directors.

                          SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DYNASIL CORPORATION OF AMERICA

  Date:  November 29, 2011    By:  /s/ Steven K. Ruggieri
                              Name: Steven K.  Ruggieri
                              Title:  CEO and President